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                                                                     EXHIBIT 5.1

                                November 3, 2005

Catuity Inc.
2711 East Jefferson Avenue
Detroit, Michigan 48207

Gentlemen:

      We have acted as counsel to Catuity Inc., a Delaware corporation (the "Company"), in connection with the proposed registration of 1,048,480 shares of the Company's common stock ("Common Stock") to be offered and sold by certain selling stockholders, as described in the Registration Statement on Form S-3 filed with the Securities and Exchange Commission as file number 333-128600 (together with all amendments thereto, the "Registration Statement").

      It is our opinion that the shares of Common Stock to be registered under the Registration Statement have been duly authorized and validly issued, and are fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                           JAFFE, RAITT, HEUER & WEISS
                            Professional Corporation

                        /s/ Jaffe, Raitt, Heuer, & Weiss